UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Director

On and effective as of July 9, 2018, Jeremy L. Bergeron, director of the board of directors (the “Board”) of CrossAmerica GP, LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP (the “Partnership”), resigned in his capacity as director of the Board as part of the previously disclosed planned leadership transition, decreasing the number of directors of the Board to eight.

Election of Officers

Also on July 9, 2018, the Board accepted the resignation of Jeremy L. Bergeron in his capacity as Chief Executive Officer of the General Partner, as part of the previously disclosed planned leadership transition.

Effective July 9, 2018, the Board appointed Gerardo Valencia as President and Chief Executive Officer of the General Partner. Mr. Valencia, has been serving as President of the General Partner and as director of the Board since March 1, 2018.

Gerardo Valencia (41), President and Chief Executive Officer. Mr. Valencia was appointed President of our General Partner, effective March 1, 2018 and President and Chief Executive Officer, effective July 9, 2018. Mr. Valencia also has served as director of the Board since March 1, 2018. Mr. Valencia worked for BP p.l.c. from May 1997 until February 2018 in a variety of positions, including retail operations, asset management, business development, and wholesale fuel sales and strategy for different markets around the globe. He was President of ampm, the convenience store subsidiary of BP p.l.c., head of sales and marketing for the U.S. West Coast and, in his last role within BP p.l.c., was responsible for retail strategy and implementation of programs across North America. He holds a master’s degree in business administration from the Kellogg School of Management and a bachelor of science degree in industrial and mechanical engineering from the Monterrey Institute of Technology in Mexico.

Mr. Valencia does not have an employment contract with the Partnership or its affiliates. As an employee of an affiliate of Circle K Stores, Inc. (“Circle K”), the indirect owner of the General Partner and a wholly owned subsidiary of Alimentation Couche-Tard Inc., Mr. Valencia provides services to the Partnership in accordance with the Amended and Restated Omnibus Agreement and the Partnership reimburses Circle K for such services as part of the Management Fee. The Partnership does not directly employ the officers of the General Partner and does not have control over their compensation. The officers of the General Partner are employed by Circle K, and they participate in Circle K’s employee benefit plans and arrangements. There are no family relationships between any of the appointed officers of the General Partner and any other director or executive officer of the General Partner.  There are no relationships of the officers that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Giovanna Rueda
	Name:	Giovanna Rueda
	Title:	Director, Legal Affairs and Corporate Secretary

Dated: July 9, 2018